UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Asset-Backed Securitization Facility

On November 13, 2025, OnDeck Asset Securitization IV, LLC (“ODAS IV”), a wholly-owned indirect subsidiary of Enova International, Inc. (the “Company”), issued $261,434,000 initial principal amount of Fixed-Rate Asset Backed Notes (the “Series 2025-2 Notes”) in a securitization transaction (the “Series 2025-2 Transaction” and such series, the “2025-2 Series”). The Series 2025-2 Notes are the fifth series of notes issued by ODAS IV. On November 13, 2025, the proceeds of the Series 2025-2 Transaction were used to purchase small business loans from ODK Capital, LLC, which is a wholly-owned indirect subsidiary of the Company (“OnDeck”), that will be pledged as collateral for the Series 2025-2 Notes. OnDeck used substantially all the proceeds from the Series 2025-2 Transaction to, as applicable, purchase certain of such small business loans from certain of its affiliates and for other general corporate purposes.

The Series 2025-2 Notes were issued in four classes, Class A, Class B, Class C and Class D, were rated by Kroll Bond Rating Agency, LLC on the issue date and were priced with a weighted average fixed interest coupon of 5.65% per annum. The Series 2025-2 Notes were issued pursuant to the Base Indenture dated as of July 27, 2023, as amended by the First Supplement to the Base Indenture, dated as of March 20, 2025, and as further amended by the Second Supplement to the Base Indenture, dated as of November 13, 2025 (the “Base Indenture”), as supplemented by the Series 2025-2 Indenture Supplement, dated as of November 13, 2025 (the “Series 2025-2 Indenture Supplement” and together with the Base Indenture, the “Indenture”), by and between ODAS IV and Deutsche Bank Trust Company Americas, as Indenture Trustee. The Series 2025-2 Notes are, and future series of notes, if any, issued under the Base Indenture will be, secured by and payable from such series pro rata allocation of collections received on a revolving pool of small business loans transferred from time to time from OnDeck to ODAS IV. At the time of issuance of the Series 2025-2 Notes, the portfolio of loans held by ODAS IV and pledged to secure the Series 2025-2 Notes was approximately $275 million.

The following table summarizes certain aspects of the Series 2025-2 Transaction:

	Class A	Class B	Class C	Class D
Initial Principal Amount	$122,161,000	$58,754,000	$49,535,000	$30,984,000
Fixed Interest Rate	4.84% per annum	5.23% per annum	6.30% per annum	8.58% per annum
Revolving Period (1)	Ends October 2028	Ends October 2028	Ends October 2028	Ends October 2028
Optional Prepayment	Beginning December 2027	Beginning December 2027	Beginning December 2027	Beginning December 2027
Final Maturity	November 2032	November 2032	November 2032	November 2032

____________________

(1)	The period during which a certain portion of collections received on the portfolio of loans held by ODAS IV may be used to continue to purchase loans from OnDeck.

The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2025-2 Transaction. Such requirements include:

Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAS IV, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score at the time of underwriting, that such loan was originated in accordance with OnDeck’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

Concentration Limits. The ODAS IV collateral pool is subject to certain concentration limits that, if exceeded, could require ODAS IV to add or maintain additional collateral to maintain required collateral levels. Concentration limits in respect of the Series 2025-2 Transaction include, among others, geography, industry, minimum OnDeck Score, time in business, original term and outstanding principal balance.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2025-2 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Series 2025-2 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the weighted average loan yield and the weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which the collections received by ODAS IV and allocated to the 2025-2 Series on a pro rata basis during a collection period (primarily interest and recoveries) exceed the fees and expenses allocated to the 2025-2 Series during such collection period (including interest expense, servicing fees and charge-offs).

Other Requirements. Other requirements may include or relate to, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAS IV’s ability to pay dividends, redeem its membership interests, or the ability of ODAS IV to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Series 2025-2 Notes, the collections on the collateral allocated to the 2025-2 Series are also applied to repay principal on the Series 2025-2 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Series 2025-2 Notes and other outstanding notes, if any, issued by ODAS IV.

OnDeck is acting as servicer with respect to the small business loans held by ODAS IV. If OnDeck defaults in its servicing obligations or fails to meet certain other covenants, an amortization event could occur and/or OnDeck could be replaced by a designated backup servicer or another replacement servicer.

The loans and other assets transferred by OnDeck to ODAS IV are owned by ODAS IV, are pledged to secure the payment of the notes issued by ODAS IV, are assets of ODAS IV and are not available to satisfy any of the Company’s obligations. Investors in the Series 2025-2 Transaction do not have direct recourse to the Company or OnDeck and the transaction is structured to be bankruptcy remote.

The Series 2025-2 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series 2025-2 Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act. Credit ratings are opinions of the rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.

The foregoing description of the Series 2025-2 Transaction does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, as supplemented by the Series 2025-2 Indenture Supplement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enova International, Inc.

Date:	November 13, 2025	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary